                                                                      EXHIBIT 25

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION

              (Exact name of Trustee as specified in its charter)

               UNITED STATES                                   94-3160100
          (State of Incorporation)                          (I.R.S. Employer
                                                          Identification No.)
      ONE CALIFORNIA STREET, SUITE 400
         SAN FRANCISCO, CALIFORNIA                               94111
  (Address of Principal Executive Offices)                     (Zip Code)

                            ------------------------

                                MITCHELL GARDNER
                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
                        ONE CALIFORNIA STREET, SUITE 400
                        SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 273-4567
           (Name, address and telephone number of agent for service)

                               HEXCEL CORPORATION

              (Exact name of obligor as specified in its charter)

                  DELAWARE                                     94-1109521
      (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                     Identification No.)

                               TWO STAMFORD PLAZA
                             281 TRESSER BOULEVARD
                        STAMFORD, CONNECTICUT 06901-3238
             (Address of principal executive offices and zip code)

                            ------------------------

                   % CONVERTIBLE SUBORDINATED NOTES DUE 2003
                      (Title of the Indenture Securities)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    GENERAL

1.  GENERAL INFORMATION.
    Furnish the following information as to the trustee.

    (a) Name and address of each examining or supervising authority to which it is subject.
            Controller of the Currency
            Washington, D.C.

    (b) Whether it is authorized to exercise corporate trust powers.
            Yes

2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.
    If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.
            None
    See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16.  LIST OF EXHIBITS.

    List below all exhibits filed as a part of this statement of eligibility and qualification.

Exhibit 1  --  Articles of Association  of First Trust  of California, National  Association
                dated June 5, 1992. Incorporated herein by reference to Exhibit 1 filed with
                Form T-1 Statement, Registration No. 33-50826

Exhibit 2  --  Certificate  of the Comptroller of Currency as to authority of First Trust of
                California, National  Association  to  commence  the  business  of  banking.
                Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement,
                Registration No. 33-50826

Exhibit 3  --  Authorization  of  the  Comptroller  of  Currency  granting  First  Trust  of
                California, National  Association, the  right  to exercise  corporate  trust powers.  Incorporated herein by  reference to Exhibit 3  filed with Form T-1
                Statement, Registration No. 33-50826

Exhibit 4  --  By-Laws of First Trust  of California, National  Association, dated June  15,
                1992.  Incorporated herein  by reference  to Exhibit  4 filed  with Form T-1
                Statement, Registration No. 33-50826

Exhibit 5  --  Not Applicable

Exhibit 6  --  Consent of  First  Trust of  California,  National Association,  required  by
                Section  321(b) of  the Act. Incorporated  herein by reference  to Exhibit 6 filed with Form T-1 Statement, Registration No. 33-50826

Exhibit 7  --  Report of Condition of First Trust of California, National Association, as of
                the close of business  on March 31,  1996 published pursuant  to law or  the requirements of its supervising or examining authority attached

                                      NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust of California, National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of San Francisco and State of California on the 1st day of July 1996.

                                          FIRST TRUST OF CALIFORNIA,
                                          NATIONAL ASSOCIATION

                                                    /s/ KERRI S. JONES
                                                      Kerri S. Jones
                                                 ASSISTANT VICE PRESIDENT

(SEAL)

/s/ SUSAN VARGAS
Susan Vargas
Assistant Secretary

First Trust of California, N.A.  Call Date:          ST-BK: 61431   FFIEC: 033
101 California Street, Suite     03/31/96            Cert: 33626    Page RC-1
1150                             Vendor ID: D
San Francisco CA 94111

Transit Number: 91000020

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC -- BALANCE SHEET
                                                                            C200

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
                                                                                              ------------------------
ASSETS                                                                                        RCON
                                                                                              ----
1    Cash and balances due from depository institutions (from Schedule RC-A)
     a.   Noninterest-bearing balances and currency and coin (1)                              0081       46,512    1.a
     b.   Interest-bearing balances (2)                                                       0071         0       1.b
2    Securities:
     a.   Held-to-maturity securities (from Schedule RC-B, column A)                          1754         0       2.a
     b.   Available-for-sale securities (from Schedule RC-B, column D)                        1773       3,916     2.b
3    Federal funds sold and securities purchased under agreements to resell:
     a.   Federal funds sold                                                                  0276         0       3.a
     b.   Securities purchased under agreements to resell                                     0277         0       3.b

                                                                           RCON
                                                                           ----
4    Loans and lease financing receivables:
     a.   Loans and leases, net of unearned income
          (from Schedule RC-C)                                             2122       0                            4.a
     b.   LESS: Allowance for loan and lease losses                        3123       0                            4.b
     c.   LESS: Allocated transfer risk reserve                            3128       0                            4.c

     d. Loans and leases, net of unearned income, allowance, and reserve
        (item 4.a minus 4.b and 4.c)                                                          2125             0     4.d
5    Trading assets                                                                           3545             0     5
6    Premises and fixed assets (including capitalized leases)                                 2145           430     6
7    Other real estate owned (from Schedule RC-M)                                             2150             0     7
8    Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)                                                          2130             0     8
9    Customers' liability to this bank on acceptances outstanding                             2155             0     9
10   Intangible assets (from Schedule RC-M)                                                   2143        85,164     10
11   Other assets (from Schedule RC-F)                                                        2160         8,501     11
12   Total assets (sum of items 1 through 11)                                                 2170       144,523     12

- ------------------------
(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

                                                                                          DOLLAR AMOUNTS IN
                                                                                              THOUSANDS
                                                                                         -------------------
LIABILITIES                                                                              RCON
                                                                                         ----
13   Deposits:
     a.   In domestic offices (sum of totals of
          columns A and C from Schedule RC-E)                                            2200        0  13.a

                                                                 RCON
                                                                 ----
          (1) Noninterest-bearing (1)                            6631       0                           13.a.1
          (2) Interest-bearing                                   6636       0                           13.a.2

     b.   In foreign offices, Edge and Agreement
          subsidiaries, and IBFs
          (1) Noninterest-bearing                                                             --
          (2) Interest-bearing                                                                --
14   Federal funds purchased and securities sold under agreements to repurchase:
     a.   Federal funds purchased                                             0278             0     14.a
     b.   Securities sold under agreements to repurchase                      0279             0     14.b
15   a.   Demand notes issued to the U.S. Treasury                            2840             0     15.a
     b.   Trading liabilities                                                 3548             0     15.b
16   Other borrowed money:
     a.   With a remaining maturity of one year or less                       2332           345     16.a
     b.   With a remaining maturity of more than one year                     2333             0     16.b
17   Mortgage indebtedness and obligations under capitalized leases           2910             0     17
18   Bank's liability on acceptances executed and outstanding                 2920             0     18
19   Subordinated notes and debentures                                        3200             0     19
20   Other liabilities (from Schedule RC-G)                                   2930        21,441     20
21   Total liabilities (sum of items 13 through 20)                           2948        21,786     21
22   Limited-life preferred stock and related surplus                         3282             0     22

EQUITY CAPITAL
23   Perpetual preferred stock and related surplus                            3838             0     23
24   Common stock                                                             3230         1,000     24
25   Surplus (exclude all surplus related to preferred stock)                 3839       126,260     25
26   a.   Undivided profits and capital reserve                               3632       (4,523)     26.a
     b.   Net unrealized holding gains (losses) on available-for-sale
          securities                                                          8434             0     26.b
27   Cumulative foreign currency translation adjustments
28   Total equity capital (sum of items 23 through 27)                        3210       122,737     28
29   Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21, 22, and 28)                                           3300       144,523     29

MEMORANDUM

To be reported only with the March Report of Condition

1. Indicate in the box at the right of the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
   date during 1995                                                           6724             2     M.1

1          =          Independent audit of the bank conducted in accordance with general accepted auditing standards by a certified public accounting firm which submits a report on the bank
2          =          Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3          =          Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4          =          Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5          =          Review of the bank's financial statement by external auditors
6          =          Compilation of the bank's financial statements by external auditors
7          =          Other audit procedures (excluding tax preparation work)
8          =          No external audit work

- ------------------------
(1) Includes total demand deposit and noninterest-bearing time and savings deposits.